UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2016

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Federal Street, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 8, 2016, the Compensation Committee of United Community Financial Corp. (“UCFC” or the “Company”) approved annual incentive and long-term incentive awards to executive officers under UCFC’s 2015 Long Term Incentive Plan (the “2015 Plan”) approved by shareholders on April 30, 2015. To document those awards, the Company will enter into both a 2016 Long Term Incentive Plan Award Agreement (the “LTIP Agreement”) and a 2016 Annual Incentive Award Agreement (the “AIP Agreement”) with each of Messrs. Small, Garrity, Nohra and Esson; the forms of both are attached hereto as Exhibits 10.1 and 10.2, respectively.

Under the AIP Agreement the “Target Award” for Mr. Small is $212,500, for Mr. Garrity $100,800, for Mr. Nohra $98,800 and for Mr. Esson $87,200. If earned, depending on continued service and Company performance, eighty percent (80%) of the award will be paid in cash and twenty percent (20%) of the award will be paid in restricted common shares (the number of which will be determined based upon the fair market value of the Company’s common shares on the date determined by the Compensation Committee following certification of performance results by the Compensation Committee). The restricted common shares are subject to forfeiture based on continued service over a three year period, so that the restricted shares will vest (no longer be subject to risk of forfeiture) equally over three years, beginning on the first anniversary of the date in 2017 on which the Compensation Committee certifies performance results. The calculation of the award earned in the 2016 fiscal year performance period is determined by actual Company performance against target performance in seven performance measures (weighted between 10-30%) as set forth in the AIP Agreement.

Under the LTIP Agreement, Mr. Small was granted 17,948 Performance Share Units (“PSUs”), Mr. Garrity was granted 8,514 PSUs, Mr. Nohra was granted 8,345 PSUs and Mr. Esson was granted 7,365 PSUs. The PSUs granted to each were granted at a target level and, depending on Company performance, the LTIP Agreement provides for a potential payout at 150% of the target level. The LTIP Agreements provide potential long term incentive compensation based on Company performance over a three year performance period ending on December 31, 2018. Each performance share units represents the right to receive one Company common share. The common shares that may be earned depend on continued service through the Compensation Committee certification date shortly after the performance period and will be determined based on the average base compensation over the performance period and on Company performance in three separate measures: (i) return on equity versus peer group performance - 33%; (ii) three year cumulative net income versus annual budgeted net income over each of the three years – 33%; and (iii) total shareholder return versus peer group performance – 34%.

The summaries of the AIP Agreement and LTIP Agreement are qualified in their entirety by reference to a copy of each which is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	2016 Annual Incentive Award Agreement

10.2	2016 Long Term Incentive Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Jude J. Nohra
Jude J. Nohra, General Counsel & Secretary

Date: March 14, 2016